UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT AND PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 12, 2016

BLUE EARTH, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

0-54669 (Commission File Number)	98-0531496 (IRS Employer Identification No.)

235 Pine Street, Suite 1100

San Francisco, CA  94104

(Address of principal executive offices)(Zip Code)

(415) 964-4411

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant

(a)  Resignation of Independent Registered Accounting Firm.

On July 12, 2016, the Audit Committee of the Board of Directors (the “Audit Committee”) of Blue Earth Inc., a Nevada corporation (the “Company”) accepted the resignation letter of Haynie & Company CPA’s (“HC”) as the Company’s Independent Registered Public Accounting Firm.  The Company is currently a debtor in Chapter 11 bankruptcy proceedings and its pending Plan of Reorganization provides that it will not continue as a public reporting entity.

During the period of time from January 7, 2016 when HC was appointed through the date of this Form 8-K: (i) there were no disagreements between the Company and HC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements; and (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

The reports of HJ & Associates (which firm was subsequently acquired by HC) on the Company’s consolidated financial statements for the fiscal years ended December 31, 2013 and 2014 did not contain an adverse opinion or disclaimer of opinion, or qualified opinion, audit scope, or accounting principles, except for an explanatory paragraph in the audit report for the year ended December 31, 2014, which revised their opinion on the effectiveness of the Company’s internal control on financial reporting as of December 31, 2014, as a result of management determining that a deficiency in internal control over financial reporting exists related to the presentation and disclosure controls and that such deficiency represented a material weakness as of December 31, 2014.

The Company provided HC with a copy of the foregoing disclosures and requested it to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether HC agrees with the statements made by the Company in this Report.  A copy of the letter has been filed as Exhibit 16.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.  The following exhibits are furnished with this report:

16.1  Letter dated July 13, 2016, from Haynie & Company re change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2016

By: /s/  G. Robert Powell

Name: G. Robert Powell,

Title: Chief Executive Officer

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